UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2021

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32244	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	IHC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) if the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 9, 2021, Independence Holding Company (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Geneve Holdings, Inc., a Delaware corporation (“Parent”), and Geneve Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent and its wholly-owned subsidiaries (collectively, “Geneve”) currently own approximately 62.3% of the Company’s outstanding shares of common stock.

At the effective time of the Merger, each issued and outstanding share of common stock of the Company (other than shares owned by the Company, Geneve and their respective wholly-owned subsidiaries (including Merger Sub) and holders who have properly exercised dissenters’ rights under Delaware law) will be converted into the right to receive $57.00 per share, in cash, without interest and subject to any applicable withholding taxes.

The Board of Directors of the Company (the “Board”) (other than directors who are directors or officers of Geneve, who recused themselves from the vote of the Board), acting upon the unanimous recommendation of a special committee consisting solely of independent directors (the “Special Committee”), unanimously (i) determined that the terms of the Merger Agreement and the Merger were fair to and in the best interests of the Company and its stockholders (other than Geneve), (ii) approved and declared advisable the Merger Agreement and the Merger, and (iii) resolved to recommend that the Company’s stockholders vote for the adoption of the Merger Agreement.

Stockholders of the Company will be asked to vote on the adoption of the Merger Agreement at a special stockholders meeting that will be held on a date to be announced. Under Delaware law, shares representing at least a majority of the Company’s outstanding voting power must be voted for the adoption of the Merger Agreement (the “Company Stockholder Approval”). In addition, the closing of the Merger is subject to approval by the holders of a majority of the shares not owned by Geneve and its affiliates (the “Majority of the Minority Stockholder Approval”).

Each party’s obligation to consummate the Merger is also subject to certain other conditions, including (i) the absence of any legal restraint prohibiting the consummation of the transactions contemplated by the Merger Agreement, (ii) the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers), (iii) the other party’s compliance in all material respects with its covenants and agreements contained in the Merger Agreement, and (iv) the consummation of the pending sales of Independence American Holdings Corp. to Iguana Capital, Inc. and Standard Security Life Insurance Company of New York to Reliance Standard Life Insurance Company. The Company has made customary representations and warranties and covenants in the Merger Agreement.

The Company is subject to customary “no-shop” restrictions on its ability to enter into an Alternative Acquisition Agreement (as defined in the Merger Agreement) with third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding alternative acquisition proposals. Notwithstanding these restrictions, prior to the Company Stockholder Approval and the Majority of the Minority Stockholder Approval, the Company (acting on the recommendation of the Special Committee) or the Special Committee may change its recommendation with respect to the Merger if an alternative acquisition proposal is received by the Company and the Board (acting on the recommendation Special Committee) or the Special Committee determines in good faith, after consultation with its outside legal counsel and financial advisor, that such alternative acquisition constitutes a Superior Proposal (as defined in the Merger Agreement). In addition, prior to the Company Stockholder Approval and the Majority of the Minority Stockholder Approval, the Board may change its recommendation with respect to the Merger if an Intervening Event (as defined in the Merger Agreement) occurs and the Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with counsel, that the failure to do so would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law.

The Merger Agreement contains certain termination rights for both the Company and Parent. Subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by April 30, 2022. Additionally, the Company may terminate the Merger Agreement under specified circumstances to enter into an Alternative Acquisition Agreement (which has been authorized and approved by the Board) in respect of a Superior Proposal.

The foregoing description of the Merger Agreement attached hereto as Exhibit 2.1 and the other exhibits to this Current Report on Form 8-K furnished herewith are intended to provide information regarding the terms of the Merger Agreement, and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The Merger Agreement contains representations and warranties by the Company, Parent and Merger Sub, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Moreover, the descriptions of the Merger Agreement and the other agreements described above do not purport to describe all of the terms of such agreements.

Support Agreement

In connection with the execution of the Merger Agreement, SIC Securities Corp., Argent Investors Management Corporation and SMH Associates Corp. (collectively, the “Principal Stockholders”), and the Company have entered into support agreements, dated as of the date of the Merger Agreement (the “Support Agreements”). On the terms and conditions set forth in the Support Agreements, the Principal Stockholders have agreed to vote all of the common shares over which they have voting power (representing in the aggregate approximately 62.3% of the Company’s total outstanding voting power as of November 9, 2021) for the adoption of the Merger Agreement.

The foregoing descriptions of the Merger Agreement and the form of Support Agreement are qualified in their entirety by the full text of such agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01. Other Events.

On November 9, 2021, the Company issued a press release announcing entry into the Merger Agreement. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated November 9, 2021, by and among Independence Holding Company, Geneve Holdings, Inc. and Geneve Acquisition Corp. (filed herewith)*
10.1	Form of Support Agreement (filed herewith)
99.1	Press Release of Independence Holding Company, dated November 9, 2021 (filed herewith)
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

* The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Independence Holding Company will furnish copies of any such schedules to the SEC upon request.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the U.S. Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement, each on Schedule 14A and may file other documents with the SEC regarding the proposed transaction. This release is not a substitute for the proxy statement or any other document that the Company may file with the SEC. INVESTORS IN, AND SECURITY HOLDERS OF, THE COMPANY ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the investors section of the Company’s Web site at www.ihcgroup.com or by directing a request to: Independence Holding Company, 96 Cummings Point Road, Stamford, CT 06902, (646) 509-2107.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed to be “participants” in the solicitation of proxies from the stockholders of the Company in connection with the proposed Merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed Merger, which may be different than those of the Company’s stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Stockholders can find information about the Company and its directors and executive officers and their ownership of the Company’s common stock in the Company’s annual report on Form 10-K/A for its fiscal year ended December 31, 2020, which was filed with the SEC on April 30, 2021, and in Forms 4 of directors and executive officers filed with the SEC subsequent to that date.

Forward-looking Statements

Certain statements and information contained in this current report on Form 8-K may be considered “forward-looking statements,” within the meaning of the federal securities laws such as statements relating to management’s views with respect to future events and financial performance. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “continue,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “shall,” “would” other words of similar meaning, derivations of such words and the use of future dates. Such forward-looking statements are predictions and are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, (i) the ability to obtain the requisite approval from stockholders of the Company; (ii) uncertainties as to the timing of the proposed transaction; (iii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations or the loss of one or more members of the management team; (viii) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; (ix) economic conditions in the markets in which the Company operates, new federal or state governmental regulation, (x) the Company’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in the Company’s other news releases and filings with the Securities and Exchange Commission. The Company expressly disclaims any duty to update its forward-looking statements unless required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

Date: November 9, 2021	By:	/s/ Colleen P. Maggi
Name: Colleen P. Maggi
Title: Chief Financial Officer and Corporate Vice President